UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

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FORM 8-K

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CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 15, 2009

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Protective Products of America, Inc.

(Exact name of registrant as specified in its charter)

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Delaware	000-53580	26-3479709
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1649 Northwest 136th Avenue

Sunrise, Florida 33323

(Address of Principal executive offices, including Zip Code)

(954) 846-8222

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.

Entry into a Material Definitive Agreement.

On July 16, 2009, Protective Products of America, Inc. (“PPA” or the “Company”) entered into a First Amending Agreement (the “Amendment”) to the Forbearance Agreement dated January 30, 2009 between the Company and Canadian Imperial Bank of Commerce (“CIBC”). Pursuant to the Amendment, CIBC agreed to extend the period during which it would not exercise any remedies with respect to existing defaults by the Company under its Amended and Restated Credit Agreement until the earliest of October 31, 2009, any other default by the Company under the Amended and Restated Credit Agreement or any breach by the Company of the Forbearance Agreement, as amended by the Amendment. The Amendment also provides for a temporary increase in the revolving line of credit available under the Amended and Restated Credit Agreement of $650,000. The Company immediately borrowed the entire $650,000 made available by the increase. In connection with entering into the Amendment, the Company agreed to pay CIBC a fee of $50,000.

The foregoing description is qualified in its entirety by reference to the Amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 5.02.

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 15, 2009, the Board of Directors of the Company appointed R. Patrick (Pat) Caldwell as Chief Executive Officer and a member of the Board of Directors, effective July 18, 2009. Mr. Caldwell had been Senior Vice President, Sales and Marketing, since joining PPA in January 2009. There is no written agreement between the Company and Mr. Caldwell and the terms and conditions of Mr. Caldwell’s employment as Chief Executive Officer have not been finally determined, except that Mr. Caldwell will receive an annual base salary of $300,000. Mr. Caldwell, who was appointed by the Board of Directors to a vacancy, will be a Class III director and will initially serve until the Company’s 2011 annual meeting of stockholders. Mr. Caldwell will not serve on any committees of the Board of Directors.

Prior to joining PPA in January 2009, Mr. Caldwell, 61, served as Deputy Assistant Director, Office of Protective Operations, of the U.S. Secret Service since August 2008. Mr. Caldwell spent 27 years in the U.S. Secret Service in a number of key positions, including the Vice Presidential Protective Division, where Mr. Caldwell served as Assistant Special Agent in Charge from March 2002 to August 2005, Deputy Special Agent in Charge from August 2005 to March 2007 and Special Agent in Charge from March 2007 to August 2008. He was awarded a Silver Star Medal for valor and a Purple Heart Medal for service in Viet Nam. Mr. Caldwell received a Bachelor of Arts from Clemson University in 1975 and was certified by the U.S. Government’s Senior Executive Development Program in 2003.

Brian Stafford, who had been Acting Chief Executive Officer of the Company since March 2009, will step down from this position but will remain on the Board of Directors as Vice Chairman.

Also, on July 16, 2009, the Company announced that Neil Schwartzman has been promoted to Chief Operating Officer of the Company, effective immediately. Mr. Schwartzman was previously Chief Administrative Officer of PPA. Mr. Schwartzman will receive an annual base salary of $200,000.

Prior to joining PPA in April 2007, Mr. Schwartzman, 50, served for five years as Vice President of Information Technology for The GEO Group Inc., a world leader in privatized correctional and detention management facilities. His additional 22 years of experience include positions at The Sports Authority, Sunglass Hut International, Michaels Arts and Crafts Stores and ICH Corporation. Mr. Schwartzman received a Bachelor of Science in Computer and Information Science in 1981 from the University of Florida.

Item 8.01.

Other Events.

On July 16, 2009, the Company issued a press announcing the appointments of Messrs. Caldwell and Schwartzman. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01.

Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	First Amending Agreement, effective June 30, 2009, to the Forbearance Agreement dated June 30, 2009, between Protective Products of America, Inc. and Canadian Imperial Bank of Commerce
99.1	Press Release, dated July 16, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROTECTIVE PRODUCTS OF AMERICA, INC.

Date: July 20, 2009	/s/ JASON A. WILLIAMS
	Name:	Jason A. Williams
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	First Amending Agreement, effective June 30, 2009, to the Forbearance Agreement dated June 30, 2009, between Protective Products of America, Inc. and Canadian Imperial Bank of Commerce
99.1	Press Release, dated July 16, 2009

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